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                                                                    EXHIBIT 10.4

                               SECOND AMENDMENT TO
                              EMPLOYMENT AGREEMENT
                            AND CONSULTING AGREEMENT

         This Second Amendment (this "Amendment") to Employment Agreement, which shall be effective as of April 1, 2003 is by and among Joel Borovay ("Borovay"), Insight Services Corporation ("ISC") and Insight Direct Worldwide, Inc. ("IDW"). ISC, IDW, and/or any of their affiliates as may be appropriate under applicable facts and circumstances, are collectively called "Company."

RECITALS

         A. Borovay is currently employed by Company pursuant to an Employment Agreement dated 11/17/2000 (the "Original Agreement"), an Amendment to Employment Agreement effective April 25, 2002 (the "First Amendment") and a letter from ISC dated December 27, 2002 notifying Borovay of the termination of the renewal under the Agreement as amended by the First Amendment (the "Notice"). For purposes of this Amendment, the Original Agreement, the First Amendment and the Notice are collectively called the "Agreement."

         B. The parties mutually desire to modify their current employment relationship, provide for an orderly termination of Borovay's employment, and provide for a period of consulting by Borovay, all on terms satisfactory to both Borovay and Company, as further set forth in this Amendment.

AGREEMENTS

         In consideration of the acts, payments, covenants and mutual agreements contained herein, Company and Borovay agree as follows:

         1. Modification of Current Relationship. Effective as of March 18, 2003 (the "Effective Date"), Borovay hereby resigns from all officer positions he holds with Company. Thereafter, Borovay's employment by Company shall continue until June 16, 2003, at which time it shall end for all purposes (the "Date of Termination"). As of the Effective Date, Borovay will have no specific duties with respect to the Company, but shall be available to consult on Company matters and assist with Company projects as may be requested from time to time by the CEO or President of Insight Enterprises, Inc. or by the President of Insight North America, Inc. Borovay shall be entitled to receive his base salary and accrued vacation through June 16, 2003 and a bonus with respect to the first quarter of 2003 in accordance with the provisions of the Agreement. Payment for the base salary, the accrued but unpaid vacation, and the bonus shall be made in accordance with Company's standard payroll policies. From and after the Effective Date, and continuing throughout the Consulting Term, as defined below, Borovay shall no longer have access to Company premises, except by invitation, and shall not have any required number

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of work hours so long as he responds appropriately to Company's reasonable requests for consulting services; he shall not have any Company titles and shall not have any authority to act for or on behalf of the Company or to bind the Company in any way. From and after the Date of Termination, Borovay shall have no further rights or duties as an employee or officer for or on behalf of Company. The termination shall be treated by both parties as a termination by Borovay without "Good Reason."

         2. Engagement as Consultant. Subject to the terms and conditions of this Agreement, during the Consulting Term, as defined below, Borovay agrees to perform services for Company as defined in this Section 2. Beginning on June 17, 2003 and continuing until March 31, 2004, Borovay shall serve as a consultant for Company unless the consulting arrangement is terminated earlier as provided in this Agreement (the "Consulting Term"). During the Consulting Term, Borovay shall be available to consult on Company matters and assist with Company projects as may be requested from time to time by the CEO or President of Insight Enterprises, Inc. or by the President of Insight North America, Inc. The Consulting arrangement may only be terminated by Company for "Cause," which is defined for this purpose to mean Company's reasonable belief that Borovay has breached any provision of the Agreement or this Amendment or any other obligation to Company, engaged in any misconduct or dishonesty relating to Company or engaged in any other conduct disruptive to the business or operations of Company. Any termination of the Consulting arrangement by Company for Cause shall be as provided in Section 16 of this Amendment.

         3. Total Compensation Payable. During the Consulting Term, Company agrees to pay Borovay, at the annual rate of $300,000 in monthly installments of $25,000 which shall be payable mid-monthly and prorated for periods of less than one full month. Except as specifically stated in this Agreement, after June 16, 2003, no other compensation whatsoever, including without limitation any Base Salary, bonuses or severance benefits, after a Change in Control or otherwise, of any type, shall be earned by or paid to Borovay by Company. The first prorated payment for the period beginning on June 16 and ending on June 30, 2003 shall be paid on July 1, 2003, with the remaining payments due and payable on the fifteenth day of each month commencing on July 15, 2003. Payments falling on Saturday, Sundays or holidays shall be due the next business day.

         4. Expenses. Borovay shall pay all of his own expenses in connection with this engagement as a consultant.

         5. Independent Contractor Relationship During the Consulting Term. Borovay and Company understand and acknowledge that Borovay's relationship with Company during the Consulting Term will be that of an independent contractor and nothing in this Agreement is intended to or should be construed to create a partnership, joint venture, employment, or other relationship. Borovay further acknowledges that neither Borovay nor any of Borovay's employees or agents will be treated or regarded as Company's employees under the laws or regulations of any government or governmental agency. Company will not withhold from Borovay's fees any amounts for income taxes or other similar assessments, and Borovay will

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indemnify Company to the extent of any payments imposed on the Company by any taxing authority characterizing Borovay as an employee for tax purposes. Borovay will be the sole judge of the means, manner and method by which he will perform the services contracted for, the times at which those services will be performed (within the deadlines reasonably and mutually established by Company and Borovay) and the sequence of performance of those services. Company does not have the authority to supervise or control the actual work of Borovay. It is further agreed that Company:

         A. will not provide Borovay with any transportation, business registrations or licenses required to perform the specific services set forth in this Agreement;

         B.       will not pay Borovay a salary or hourly rate;

         C. will not terminate this Agreement before the expiration of its Term, unless Borovay violates or fails to perform the services required by this Agreement;

         D. will not provide an automobile, tools or equipment for Borovay;

         E. will not dictate the time of performance of Borovay's performance;

         F.       will pay Borovay in the name appearing on this Agreement; and

         G. will not combine business operations with Borovay, but instead will keep the operations of Borovay and Company separate.

         6. Nondelegability of Borovay's Rights and Company Assignment Rights. The obligations, rights and benefits of Borovay hereunder are personal and may not be delegated, assigned or transferred in any manner whatsoever, nor are such obligations, rights or benefits subject to involuntary alienation, assignment or transfer. This Agreement shall be assigned automatically to and assumed by any entity merging with or acquiring Company.

         7. Benefits. Between the Effective Date and the Date of Termination, Company shall extend benefits to Borovay, on the same basis upon which he participated prior to the Effective Date, including without limitation, to the extent Borovay previously had coverage, dental, health, vision, short-term and long-term disability, and long term care. Beginning as of the Termination Date, Borovay, his currently covered domestic partner and each eligible dependent who constitutes a qualified beneficiary, as defined in
Section 4980B(g)(1) of the Internal Revenue Code of 1986, as amended, will be eligible to continue benefits coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), within the time period prescribed pursuant to COBRA. Borovay acknowledges that the Company has provided him with information concerning his obligations and time requirements to secure COBRA benefits. With respect to the period between the Termination Date and March 31, 2004, Company will reimburse Borovay for any incremental cost incurred by Borovay over the costs to Company employees to secure comparable benefits to the extent they are available under COBRA. To the extent he desires such coverages, Borovay will need to obtain replacement coverages for vision, life and disability insurance since they will not be available under COBRA. Company will reimburse Borovay for the difference in premiums between what employees of Company are required to pay for coverages maintained by Borovay through Company prior to the date of this Amendment and reasonable premiums actually paid by Borovay with respect to the

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same types and levels of coverage for the period between the Termination Date and March 31, 2004. Borovay will also be permitted to participate through March 31, 2004 in the employee product purchase plan at the discount rate, and subject to the same terms and conditions, as are in effect as of the date of this Amendment. Except as specifically stated in this Section 7, Borovay shall not be entitled to participate in any new or additional benefits.

         8. Stock Options. Borovay's options to purchase stock of Company stock and or any Company subsidiaries shall continue, vest and expire pursuant to their existing terms, consistent with a termination by Borovay, without Good Reason, effective as of the Date of Termination. Specifically, Borovay will have seven business days after the Date of Termination to exercise his vested options. Any options not vested on the Date of Termination and any vested options not exercised within seven business days after the Date of Termination will be forfeited back to Company. Borovay agrees that all options to purchase stock of the Company's subsidiaries will be forfeited on the Date of Termination.

         9. Mutual Release and Covenant Not to Sue. Except as provided in this Amendment, Borovay hereby releases, acquits and forever discharges Company, its subsidiaries, affiliates, directors, officers, employees and agents of and from any and all actions, claims, damages, expenses or costs of whatever nature arising out of Borovay's employment and the termination of such relationship, or arising from the Agreement, including, but not limited to, any rights or claims to any vacation, sick leave, severance, medical, dental or any other benefits under the Company's internal policies, under any federal, state or local statute or regulation, or under common law. By way of example only and without limiting the immediately preceding paragraph, this release is applicable to any cause of action, right, claim or liability under Title VII of the 1964 Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, Section 1981 of the 1866 Civil Rights Act, the Equal Pay Act of 1963, the Americans with Disabilities Act of 1990, the Arizona Civil Rights Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Older Workers Benefit Protection Act and/or any other equal employment opportunity law or statute, or in the nature of wrongful discharge, breach of implied or express contract, breach of the covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress or defamation and to any other claim in contract or tort.

         Except for an appropriate administrative charge challenging the validity of this release (which Company reserves the right to contest), Borovay further covenants and agrees not to join in or commence any action, suit or proceeding, in law or in equity, or before any administrative agency, or to incite, encourage, or participate in any such action, suit or proceedings, against Company, its subsidiaries, affiliates, directors, officers, employees or agents in any way pertaining to or arising out of the termination of his employment by or service as an employee, consultant, officer or director of Company (or any subsidiary).

         Borovay acknowledges that the consideration afforded him under this Amendment, including the payments described in Paragraph 2 above, are in full and complete satisfaction of

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any claims Borovay may have, or may have had, arising out of his employment with
Company (or any subsidiary) or the termination thereof.

         Company, for itself, and any parent, subsidiary and affiliated corporations does fully release and discharge Borovay, his heirs and successors, from all known grievances, suits, causes of action, and/or claims of any nature whatsoever, which Company has or may have against Borovay arising out of or in any way relating to the Agreement, including without limitation actions taken by Borovay during the term of said Agreement, whether such claims exist in law or in equity, under federal, state or other law and whether the same be upon statutory, tort, contract or other basis.

         Borovay hereby assigns to Company any and all intellectual property rights or interests he has in or to the technology known as Asset Spider, including, without limitation, any interest in the pending patent application and any future patents or patent applications. Borovay represents that he has not assigned or transferred any such rights to any other person or entity, and will take any additional actions appropriate for the completion of this assignment.

         10. Time Period for Considering or Canceling this Amendment. Borovay acknowledges that Company has advised him to consult with an attorney of his choice with respect to this Amendment. Borovay further acknowledges that he has been offered a period of time of at least 21 days to consider whether to sign this Amendment, and Company agrees that Borovay may cancel this Amendment at any time during the seven days following the date on which this Amendment has been signed by him. In order to cancel or revoke this Amendment, Borovay must deliver to the attention of General Counsel at 1305 W. Auto Drive, Tempe, Arizona 85284, written notice stating that Borovay is canceling or revoking this Amendment. If this Amendment is timely canceled or revoked, none of the provisions of this Amendment shall be effective or enforceable, Company shall not be obligated to make any payments described herein to Borovay or to provide Borovay with the other benefits described in this Amendment, and neither party shall be bound by the characterization of the termination as one by Borovay without Good Reason.

         11. Competing Business. Borovay and Company agree that "Competing Business" as used in the Agreement shall refer solely to the companies and businesses described in this Section 11. The companies contemplated in the preceding sentence are CDW Computer Centers Inc., PC Connection Inc, Micro Warehouse Inc., PC Mall, Inc., Compucom Systems, Inc., and Dell Computer Corporation plus any affiliate of any such company and any companies or businesses acquired by or sold or spun or split off, or otherwise divested, by any of such companies, regardless of the form of entity in which such business is conducted or such company is included. The parties further agree that "Competing Business" shall also include the customer- direct activities of Hewlett-Packard Company and International Business Machines Corporation, whether developed internally, outsourced or acquired, but shall specifically exclude the non-customer-direct activities or divisions of the Hewlett-Packard Company and International Business Machines Corporation, and any companies or businesses sold or spun or split off, or otherwise divested, by either Hewlett-Packard

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Company or International Business Machines Corporation so long as such companies, businesses or affiliates do not engage in direct selling to customers.

         12. Time Period for Restrictive Covenants. Borovay and Company agree that all restrictive covenants as set forth in Section 9 of the Original Agreement shall terminate on March 31, 2004.

         13. Confidentiality. Except with respect to disclosure by Company of this Amendment to its officers, board members, parent companies, attorneys and accountants on a need-to-know basis, disclosure by Borovay to his attorneys and accountants on a need-to-know basis, or disclosure by either party in connection with reasonable enforcement of his or its rights pursuant to the Agreement or this Amendment, each of Borovay and Company agrees not to disseminate or disclose to any person or entity the terms of this Amendment or the events, discussions and correspondence leading to this Amendment. Notwithstanding the foregoing, no provision of this Amendment shall be construed as prohibiting compliance with a valid subpoena issued by a court of competent jurisdiction requesting specific information to be disclosed. However, should Borovay or Company receive such a subpoena, he or it will immediately inform the other party and, except to the extent required by law, will not produce any information until the other party has had a reasonable period of time to seek to quash or modify the subpoena.

         14. Reliance. Borovay warrants and represents that (i) he has consulted with an attorney of his choosing or decided not to contact an attorney; (ii) he has relied on his own judgment regarding the consideration for and language of this Amendment; (iii) Company has not in any way coerced or unduly influenced him to execute this Amendment; and (iv) this Amendment is written in a manner that is understandable to him and he has read an understood all paragraphs of this Amendment.

         15. Nature of the Agreement plus this Amendment. Except as specifically modified by this Amendment, the Agreement shall remain in full force and effect and shall be enforceable by the parties in accordance with its terms. All provisions of this Amendment, including all representations and promises contained herein, are contractual and not a mere recital and shall continue in permanent force and effect. The Agreement plus this Amendment constitute the sole and entire agreement of the parties with respect to the subject matter hereof, superseding all prior agreements and understandings between the parties, and there are no agreements of any nature whatsoever between the parties hereto except as expressly stated herein. The Agreement plus this Amendment may not be modified or changed except by means of a written instrument signed by both parties. If any portion of the Agreement plus this Amendment is found to be unenforceable for any reason whatsoever, the unenforceable provision shall be considered to be severable, and the remainder of the Agreement plus this Amendment shall continue to be in full force and effect, provided, however, that all of the Company's obligations hereunder are expressly conditioned on Borovay's compliance with Sections 9, 11, 12, 13 and 17 of this Amendment and the Restrictive Covenants in Section 9 of the Original Agreement as modified

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by this Amendment. The Agreement plus this Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Arizona.

         16. Termination and Remedies. Either party may terminate its continuing obligations under the Agreement, as modified by this Amendment, by written notice to the other party, but only after giving the allegedly non-performing party 15 days notice of the alleged material breach or grounds for Cause and an opportunity to cure the breach or grounds for Cause. Any and all remedies set forth herein are intended to be nonexclusive and either party may, in addition to such remedies, seek any additional remedies available either in law or in equity in the event of default or material breach by the other party. In addition to any remedies available at law or in equity, (a) if Company fails to cure a material breach within 15 days after receiving notice from Borovay, all payments due and payable to Borovay under this Agreement shall be due and payable immediately and the restrictions set forth in Section 9 of the Original Agreement and as amended by this Amendment shall be deemed null and void; and (b) if Borovay fails to cure a material breach or grounds for Cause within 15 days after receiving notice from Company, Company shall be entitled to discontinue all payments to and benefits for Borovay, and shall be entitled to pursue any and all legal remedies without thereby excusing Borovay from his continuing obligations under the Agreement as modified by this Amendment.

         17. Testimony. If Borovay has knowledge of or is alleged to have knowledge of any matters which are the subject of any pending, threatened or future litigation involving Company, he will make himself available to testify if and as necessary. Borovay will also make himself available to the attorneys representing Company in connection with any such litigation or dispute for such purposes as they may deem necessary or appropriate, including but not limited to the review of documents, discussion of the case and preparation for any legal proceedings. This Amendment is not intended to and shall not be construed so as to in any way limit or affect the testimony which Borovay gives in any such proceedings. Further, it is understood and agreed that Borovay will at all times testify fully, truthfully and accurately, whether in deposition, hearing, trial or otherwise.

         18. Forum and Arbitration. Any disputes under the Agreement or this Amendment not resolved by agreement of the parties will be submitted to binding arbitration in metropolitan Phoenix, Arizona, before a single arbitrator; or, if the parties cannot agree upon a single arbitrator, before a panel of three arbitrators, one selected by each party (within 10 days after notice of a dispute and failure to agree upon a single arbitrator) and a third appointed by the arbitrators selected by the parties. The selection of arbitrators and all arbitration proceedings will be in accordance with the rules of the American Arbitration Association, as amended to the date of the proceedings, and judgment upon the award may be entered in any court having jurisdiction. The arbitrators shall have the discretion to permit or require such discovery as is relevant and necessary to a fair resolution of the dispute, subject to such orders of protection and confidentiality as they deem appropriate and may award the costs of arbitration as they see fit.

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Dated as of April 1, 2003.

By: /s/ Joel Borovay
    -------------------
JOEL BOROVAY

INSIGHT SERVICES CORPORATION

By: /s/ P. Robert Moya
    ----------------------
Name:  P. Robert Moya
Title: Executive Vice President

INSIGHT DIRECT WORLDWIDE, INC.

By: /s/ P. Robert Moya
    ----------------------
Name:  P. Robert Moya
Title: Executive Vice President

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